UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2024

Grayscale Ethereum Classic Trust (ETC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56309	82-6239281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Classic Trust (ETC) Shares	ETCG	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

CoinDesk Indices, Inc. (the “Index Provider”) announced a change to the Constituent Trading Platforms used to derive the Index Price for Grayscale Ethereum Classic Trust (ETC) (the “Trust”). Effective July 28, 2024, the Index Provider added Bitfinex to the CoinDesk Ether Classic Price Index (ECX) (the “Index”) due to the trading platform meeting the Index Provider’s minimum liquidity requirement, and removed Crypto.com from the Index due to the trading platform failing to meet the Index Provider’s minimum liquidity requirement. As of the date of this current report, the Digital Asset Trading Platforms included in the Index are Coinbase, Kraken, and Bitfinex.

The Index Provider may change the trading venues that are used to calculate the Index Price, or otherwise change the way in which an Index Price is calculated, at any time. The Index Provider has scheduled quarterly reviews, in which it may add or remove Constituent Trading Platforms that satisfy or fail the criteria described in “Item 1. Business—Overview of the ETC Industry and Market—ETC Value—The Index and the Index Price” in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on February 23, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Ethereum Classic Trust (ETC)

Date:	July 31, 2024	By:	/s/ Edward McGee
Edward McGee Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments, LLC, the Sponsor of the Registrant.